UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 2, 2008
BIO-BRIDGE SCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51497	20-1802936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West 22nd Street, Suite 615, Oak Brook, Illinois	60523

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	630-928-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry Into Material Definitive Agreement

See Item 3.02 below for description of private placement documents.

Item 3.02 Unregistered Sales of Equity Securities

As used in this report, "we", "us", "our" or "BGES" refer to Bio-Bridge Science, Inc., a Delaware corporation and its subsidiaries.

On July 2, Bio-Bridge Science Inc. entered into a securities purchase agreement with NFR International Pty Limited (“NFR”) and China Diamond Limited (“China Diamond”), two companies controlled by a member of our Board of Directors, Mr. Trevor Roy, and his wife, in which NFR and China Diamond agreed to purchase a total of 3,448,276 investment units from BGES at $0.725 per unit. Each unit consists of one share of common stock, a four-year warrant to purchase 0.5 share of common stock at $0.725 and a five-year warrant to purchase 0.5 share of common stock at $1.10. The total investment of China Diamond and NFR is $2.5 million. $125,000 of this total was paid upon execution of the equity purchase agreement and the balance will be paid in ten monthly equal amounts until May 1, 2009.

In June 2008, BGES entered into securities purchase agreements with four investors to purchase a total of 366,667 investment units with a unit price at $0.75. Each unit includes one share of common stock, a three-year warrant to purchase 0.5 share of common stock at $0.75 and a five-year warrant to purchase 0.5 share of common stock at $1.20. Messrs Wenhui Qiao and Toshihiro Komoike are BGES directors, who each subscribed to 20,000 investment units in the offering.

The offering proceeds will be used as working capital and to fund our vaccine development activities in China.

The issuance of the securities was made pursuant to an exemption from registration provided by Regulation S.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
1.01	Securities Purchase Agreement among Bio-Bridge Science, Inc., NFR International Pty Limited and China Diamond Limited dated July 2, 2008.

1.02	Promissory note issued by NFR International Pty Limited, dated July 2, 2008.

1.03	Promissory note issued by China Diamond Limited, dated July 2, 2008.

4.1	Form of Class BA common stock purchase warrant

4.2	Form of Class BB common stock purchase warrant

99.1	Press release dated July 3, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BIO-BRIDGE SCIENCE, INC.

Date: July 3, 2008
By:	/s/ Liang Qiao, MD.
Name	Liang Qiao, MD.
Title:	Chief Executive Officer